UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 7, 2013

Date of Report (Date of earliest event reported)

Erickson Air-Crane Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-35482	93-1307561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 SW Macadam Avenue, Suite 200
Portland, Oregon 97239

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 505-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

HRT Binding Term Sheet

On March 7, 2013, Erickson Air-Crane Incorporated (the “Company”) entered into a binding term sheet (the “HRT Agreement”) with Air Amazonia Serviços Aéreos Ltda. (“Air Amazonia”) and HRT Participações em Petróleo S.A. (“HRT”).  Pursuant to the HRT Agreement, the Company has agreed to work in good faith towards establishing and executing definitive agreements and related documentation that would cause the Company to acquire (1) certain aircraft and other assets currently owned by entities controlled by HRT and (2) all of Air Amazonia’s capital stock, for aggregate consideration of up to $75.0 million.  The consideration would be payable in five installments over the three year period following the closing of the transactions contemplated by the HRT Agreement.  Following the Company’s purchase of the aircraft, the Company would immediately lease back sufficient aircraft to Air Amazonia (or another company holding an ANAC Part 135 certificate) to ensure continued operations in servicing HRT’s current and future business needs.  The HRT Agreement also provides that the Company (through Air Amazonia or another company holding an ANAC Part 135 certificate) would enter into a three year service contract with HRT to provide ongoing aerial services for expected annual revenues of approximately $50 million, with an option for three additional years.  During the three-year period from closing, HRT would have approval rights regarding a change of control of Air Amazonia (or another ANAC Part 135 company that renders aerial services to HRT) and regarding redeployment of more than 50% of each type of aircraft.

The description of the HRT Agreement provided above does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the HRT agreement, which is filed hereto as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this Form 8-K constitute forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  You can identify forward-looking statements by words such as “would,” “toward,” “continue,” “following,” “believe,” “may,” “estimate,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include the possibility that the Company does not complete the acquisition of Air Amazonia; the Company’s ability to successfully enter new markets and manage international expansion; the Company’s ability to realize the benefits of Air Amazonia acquisition on a timely basis or at all; the Company’s ability to combine the Company’s business and Air Amazonia’s business successfully or in a timely and cost-efficient manner; failure to obtain any required financing on favorable terms; the degree of business disruption relating to the Air Amazonia acquisition; the Company’s ability to successfully develop Air Amazonia’s existing business and expand into new customers and markets; regulatory or other changes affecting Air Amazonia’s business; the impact of changes in the value of foreign currencies; the risks of doing business in developing countries, and politically or economically volatile areas; changes in economic and market conditions; acts and effects of war and terrorism; lower demand for fleet use; and other risks and uncertainties more fully described under the heading “Risk Factors” in the Company’s most recently filed Quarterly Report on Form 10-Q as well as the other reports Erickson Air-Crane has filed with the SEC.

You should not place undue reliance on any forward-looking statements. Erickson Air-Crane assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.

Item 7.01. Regulation FD Disclosure.

On March 7, 2013, the Company announced that it had entered into the HRT Agreement.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01                   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	HRT Agreement
99.2	Press release dated March 7, 2013 regarding HRT Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erickson Air-Crane Incorporated

Dated: March 7, 2013	By:	/s/ Edward Rizzuti
Edward Rizzuti
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	HRT Agreement
99.2	Press release dated March 7, 2013 regarding HRT Agreement